Registration No. 333-___________
    As filed with the Securities and Exchange Commission on November 14, 2000
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                             PATAPSCO BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                MARYLAND                                       52-1951797
--------------------------------------------------------------------------------
      (State or Other Jurisdiction of                        (I.R.S. Employer
      Incorporation or Organization)                       Identification No.)

                             1301 MERRITT BOULEVARD
                          DUNDALK, MARYLAND 21222-2194
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

           PATAPSCO BANCORP, INC. 2000 STOCK OPTION AND INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

            JOSEPH J. BOUFFARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             PATAPSCO BANCORP, INC.
                             1301 MERRITT BOULEVARD
                          DUNDALK, MARYLAND 21222-2194
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (410) 285-1010
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:
                           JOEL E. RAPPOPORT, ESQUIRE
                STRADLEY RONON HOUSLEY KANTARIAN & Bronstein, LLP
                        1220 19th Street N.W., Suite 700
                             Washington, D.C. 20036
                                 (202) 822-9611

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title Of Securities           Amount                    Proposed Maximum        Proposed Maximum       Amount of
     To Be                    To Be                      Offering Price         Aggregate Offering    Registration
   Registered              Registered (1)                    Per Share               Price (2)             Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                20,000                         $21.625                   $432,500            $114.18
===================================================================================================================

 (1) Maximum number of shares issuable under the Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan (20,000 shares), together with an indeterminate number of shares being registered hereby as may be necessary to adjust the number of additional shares of Common Stock reserved for issuance under the 2000 Stock Option and Incentive Plan as a result of an increase in the number of shares issuable under such plan as the result of a merger, consolidation, recapitalization or similar event involving the Registrant or a stock split, stock dividend,
        reclassification,   recapitalization   or  similar   adjustment  in  the
        Registrant's common stock.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the National Quotation Bureau "Pink Sheets" on November 10, 2000 of $21.625 per share ($432,500 in the aggregate).

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
------

         *This registration statement relates to the registration of 20,000 shares of Common Stock, $.01 par value per share, of Patapsco Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan (the "Plan"). Documents containing the information required by Part I of this registration statement will be sent or given to participants in the Plan in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
         The following documents filed by Patapsco Bancorp, Inc. (the "Company") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 filed with the Commission on September 28, 2000 (Commission File No. 0-28032).

         (b) The description of the Company's Securities as contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 20, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES
------
         Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     Directors, officers and employees of the registrant may be entitled to benefit from the indemnification provisions contained in the Maryland General Corporation Law (the "MGCL") and the registrant's Articles of Incorporation. The general effect of these provisions is summarized below.

     In accordance with Section 2-418 of the MGCL, directors, officers and employees of the Company generally shall be indemnified in the defense of a proceeding if they are successful, on the merits or otherwise, and in other circumstances unless (i) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit, in money, property or services; or, (iii) in the case of a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Additionally, a director may not be indemnified with respect to any proceeding by or in the right of the Company in which the director shall have been adjudged to be liable to the Company. Directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of Patapsco Bancorp. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of Patapsco Bancorp and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Articles XVII of the Company's Articles of Incorporation sets forth circumstances under which directors, officer, employees and agents may be insured or indemnified against liability which they may incur in their cpacities:

                                  ARTICLE XVII
                                 INDEMNIFICATION

     A. The Corporation shall indemnify, to the fullest extent permissible under the Maryland General Corporation Law, any individual who is or was a director, officer, employee or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity.

     B. (1) Reasonable expenses incurred by any person identified in paragraph A of this Article XVII who is a party to a proceeding will be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of: (i) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this Article XVII has been met; and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

        (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make the repayment.

     C.  Nonexclusive.  The  indemnification  and  advance  payment of  expenses
         ------------
provided by paragraphs A and B shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     D. Continuation.  The  indemnification and advancement of expenses provided
        ------------
by this Article XVII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A and B shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     E.  Insurance.  The  Corporation  shall purchase and maintain  insurance on
         ---------
behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A and B.

         F.  Intention and Savings  Clause.  It is the intention of this Article
             -----------------------------
XVII to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Maryland, and this Article XVII shall be interpreted accordingly. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Maryland is amended, or other Maryland law is enacted, to permit further or additional indemnification of the persons defined in this Article XVII.A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Maryland, as so amended, or such other Maryland law.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

     Not applicable.

ITEM 8.  EXHIBITS
------

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

     5.1 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

     23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

     23.2 Consent of Anderson Associates, LLP

     24 Power of Attorney (contained in signature page to this registration statement)

     99.1 Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan

     99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan

     99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan

ITEM 9.  UNDERTAKINGS
------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregrate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Dundalk, State of Maryland, on this 14 day of November, 2000.


                                      Patapsco Bancorp, Inc.


                                      By:/s/ Joseph J. Bouffard
                                         ---------------------------------------
                                         Joseph J. Bouffard
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors of Patapsco Bancorp, Inc., hereby severally constitute and appoint Joseph J. Bouffard, who may act, with full power of substitution, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Joseph J. Bouffard, who may act, may deem necessary or advisable to enable Patapsco Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Patapsco Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Joseph J. Bouffard, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                       Capacity                                 Date
---------                                       --------                                 ----

/s/ Joseph J. Bouffard                        Director, President and Chief            November 14, 2000
-----------------------------------           Executive Officer
Joseph J. Bouffard                            (Principal Executive Officer)

/s/ Michael J. Dee                            Vice President, Controller and           November 14, 2000
-----------------------------------           Chief Financial Officer
Michael J. Dee                                (Principal Financial and Accounting
                                              Officer)

/s/ Thomas P. O'Neill                         Chairman of the Board                    November 14, 2000
-----------------------------------
Thomas P. O'Neill


/s/ Theodore C. Patterson                     Secretary and Director                   November 14, 2000
-----------------------------------
Theodore C. Patterson


/s/ Douglas H. Ludwig                         Director                                 November 14, 2000
-----------------------------------
Douglas H. Ludwig

/s/ Nicole N. Glaeser                         Director                                 November 14, 2000
-----------------------------------
Nicole N. Glaeser

/s/ William R. Waters                          Director                                November 14, 2000
-----------------------------------
William R. Waters

                                INDEX TO EXHIBITS
                                -----------------


        Exhibit   Description
        -------   ------------

          5.1 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

          23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

          23.2 Consent of Anderson Associates, LLP

          24   Power  of  Attorney   (contained   in  signature   page  to  this
               registration statement)

          99.1 Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan

          99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan

          99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Patapsco Bancorp, Inc. 2000 Stock Option and Incentive Plan